                                                                     EXHIBIT 5.2
                        [LETTERHEAD OF BROWN & WOOD LLP]


                                  July 7, 1998

Advanced Lighting Technologies, Inc.
32000 Aurora Road
Solon, Ohio  44139

Dear Sirs:

         We have acted as special counsel for Advanced Lighting Technologies, Inc. (the "Company"), an Ohio corporation, in connection with the preparation and filing with the Securities and Exchange Commission, of a registration statement on Form S-4 (The Registration Statement") in connection with the proposed issuance of up to $100,000,000 aggregate principal amount of the Company's 8% Senior Notes due 2008 (the "Notes") registered under the Securities Act of 1933, as amended, in exchange for up to $100,000,000 aggregate principal amount of the Company's outstanding 8% Senior Notes due 2008. The Notes are issuable under an Indenture, dated as of March 18, 1998 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

         In the above capacity and for the purpose of rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records, agreements, identified to our satisfaction, of all such corporate records, agreements, documents and other instruments of the Company, including the Indenture, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth below. In our examination, we have assumed, without investigation or independent verification, (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all signatories, (iv) the authenticity and completeness of all documents submitted to us as originals and (v) the conformity to authentic, original documents of all documents submitted to us as certified, conformed or photostatic copies. As to any other facts material to the opinions expressed herein that have not been independently established or verified by us, we have relied upon certificates of officers of the Company and certificates of public officials and statements contained in the Registration Statement.

         We are qualified to practice law in the State of New York. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York, and, to the extent expressly set forth herein, the federal laws of the United States of America. In rendering the opinion set forth below, we have with your permission relied, without independent investigation, as to matters relating to the laws of the State of Ohio on the opinion of Cowden, Humphrey & Sarlson Co., L.P.A., counsel to the Company, a copy of which opinion is included in the Registration Statement as
Exhibit 5.1.

         Based upon the foregoing examination, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that, when the Notes have been executed and delivered by the Company, authenticated by the Trustee and delivered against surrender and cancellation of a like aggregate principal amount of outstanding 8% Senior Notes due 2008 as contemplated in the Registration Rights Agreement between the Company and the Placement Agent named therein as described in the Prospectus included in the Registration Statement, the Notes will constitute legal, valid and binding obligations of the Company, entitled to the benefits of, and subject to the provisions of, the Indenture, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement; we consent also to the reliance by Cowden, Humphrey & Sarlson Co., L.P.A. on this opinion as to matters of New York law in rendering their opinion of even date herewith filed as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,


                                                  /s/ BROWN & WOOD LLP